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                                                                    EXHIBIT 21.1




                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

         The following table sets forth the subsidiaries of the Registrant and the respective jurisdictions under which they were organized. Indirect subsidiaries are included beneath the respective direct subsidiaries through which they are owned.


SUBSIDIARY NAME                                         JURISDICTION
- ---------------                                         ------------

Unifrax Holdco UK Ltd.                                  United Kingdom
     Unifrax Ltd.                                       United Kingdom
         Unifrax Italia, srl                            Italy
         Orient Cerlane Limited                         India

Unifrax Holding France SAS                              France
     Unifrax France SA                                  France
         Batistaff SA                                   France
         Unifrax Belgium SA                             Belgium

Unifrax GmbH                                            Germany

NAF Brazil Ltda.                                        Brazil
     Fibrasil Fibras Ceramicas Ltda.                    Brazil

Unifrax Venezuela, CA                                   Venezuela

Unifrax Australia Pty., Ltd.                            Australia